EXHIBIT 99(B)

[FACE OF NOTE]

IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY, THIS NOTE IS A GLOBAL NOTE AND THE FOLLOWING LEGENDS APPLY:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS A NOMINEE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM, AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (COLLECTIVELY, THE “DEPOSITARY”), THIS NOTE IS A GLOBAL NOTE AND THE FOLLOWING LEGENDS APPLY:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED No. FXR- ___	CUSIP No.: ISIN No.: COMMON CODE.:	PRINCIPAL AMOUNT: €

COLGATE-PALMOLIVE COMPANY
MEDIUM-TERM NOTE, SERIES F (Fixed Rate)

ORIGINAL ISSUE DATE: June 13, 2007	INTEREST RATE: 4.75%	STATED MATURITY DATE: June 13, 2014

INTEREST PAYMENT DATE(S)	[ ] CHECK IF DISCOUNT NOTE
[ ] _______ and ______	Issue Price: %
[X] Other: June 13

INITIAL REDEMPTION	INITIAL REDEMPTION	* ANNUAL REDEMPTION
DATE:	PERCENTAGE: %	PERCENTAGE
REDUCTION: %

HOLDER’S OPTIONAL REPAYMENT DATE(S):

___________________
*
If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and shall decline at each anniversary of the Initial Redemption Date shown above by the Annual Redemption Percentage Reduction specified above until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part except if the following box is marked, this Note may be redeemed in whole only [     ].  If no Initial Redemption Date is specified above, this Note may not be redeemed prior to Maturity.

AUTHORIZED DENOMINATION:	SPECIFIED CURRENCY: EURO
[ ] $1,000 and integral multiples thereof
[X] Other: €50,000 and integral multiples thereof

ADDENDUM ATTACHED	OTHER / ADDITIONAL PROVISIONS:
[X] Yes [ ] No

COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                                              ,  or registered assigns, the Principal Amount of                                                  , on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment.

The Company will pay interest in arrears on each Interest Payment Date specified above (each, an “Interest Payment Date”), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder of this Note (the “Holder”) on the Record Date with respect to such second Interest Payment Date.  Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for or, from and including, the Original Issue Date if no interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof and premium, if any, hereon shall be payable.  Any such interest not so punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder at the close of business on any Record Date and, may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office of the Trustee or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall, at the option of the Company, be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date.  Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

As used herein, “Business Day” means, unless otherwise specified on the face hereof, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency or, if the specified currency is euro, the day is also a Target Settlement Day (as defined below).

“Principal Financial Center” means, unless otherwise specified on the face hereof, the capital city of the country issuing the specified currency except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

“Target Settlement Day” means a day on which th e Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor is open.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions”.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Colgate-Palmolive Company has caused this Note to be duly executed by one of its duly authorized officers.

COLGATE-PALMOLIVE COMPANY By: _______________________________ Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By____________________________
Authorized Signatory

[REVERSE OF NOTE]

COLGATE-PALMOLIVE COMPANY
MEDIUM-TERM NOTE, SERIES F
(Fixed Rate)

This Note is one of a duly authorized series of debt securities (the “Debt Securities”) of the Company issued and to be issued under an Indenture, dated as of November 15, 1992, as amended, modified or supplemented from time to time (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.  This Note is one of the Debt Securities of the series designated as “Medium-Term Notes, Series F, Due One Year or More From Date of Issue” (the “Notes”).  All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or other Authorized Denomination specified on the face hereof.

Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.  If this Note is a global Note, this Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this global Note and a successor depositary is not appointed by the Company within 60 days after the Depositary notifies the Company, (ii) the Company in its sole discretion determines that this global Note shall be exchangeable for certificated Notes of this series in registered form or (iii) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

Unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, this Note will not be subject to any sinking fund and will not be redeemable or repayable prior to the Stated Maturity Date.

This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 unless otherwise specified above (provided that any remaining principal amount hereof shall be at least U.S. $1,000 unless otherwise specified above), at the Redemption Price (as defined below), together with unpaid interest accrued hereon to the date fixed for redemption (the “Redemption Date”), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

Unless otherwise specified above, the “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof ) multiplied by the principal amount of this Note to be redeemed.

This Note may be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the “Repayment Date”).  For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with the form entitled "Option to Elect Repayment" below duly completed.  Exercise of such repayment option by the Holder hereof shall be irrevocable.  In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

If the Discount Note box above is checked, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below, and reduced by any amounts of principal previously paid) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued hereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be.  The difference between the Issue Price specified above and 100% of the principal amount of this Note is referred to herein as the “Discount”.

For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated.  If the period from the Original Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

If an Event of Default shall occur and be continuing, the principal of the Notes may be accelerated in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of any series of Debt Securities to be adversely affected thereby at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of each series of Debt Securities at the time outstanding, adversely affected thereby.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Debt Securities of each series, on behalf of the Holders of Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of Authorized Denominations and for the same aggregate principal amount with the same terms and provisions, will be issued by the Company to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, if payable in U.S. dollars, only in denominations of U.S.$1,000 and any integral multiple of U.S. $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as required by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

Capitalized terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

COLGATE-PALMOLIVE COMPANY
MEDIUM-TERM NOTE, SERIES F
(FIXED RATE)
4.75% NOTES DUE JUNE 13, 2014

ADDENDUM TO MEDIUM-TERM NOTE

The Company will make all payments of principal and interest in respect of this Note without withholding or deduction at source for, or on account of, any and all present or future taxes, fees, duties, assessments or other governmental charges of whatever nature (“Relevant Tax”) imposed or levied by the United States or any political subdivision or taxing authority thereof or therein (each a “Relevant Jurisdiction”), unless such withholding or deduction is required by  (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof).  In the event that a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions set forth below, pay to the Holder on behalf of an owner of a beneficial interest therein (an “Owner”) who is a United States Alien (as defined below), such additional amounts (the “Additional Amounts”) as may be necessary so that every net payment of principal or interest with respect to this Note, after such withholding or deduction, will equal the amount that such Owner would have received in respect of this Note without such withholding or deduction.  However, the Company shall not pay Additional Amounts for or on account of:

(a) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for:

(1) the existence of any present or former connection between such Owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Owner, if such Owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or

(2) the presentation of a Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, fee, duty, assessment or other governmental charge imposed by reason of such Owner’s past or present status as a passive foreign investment company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid U.S. federal income tax;

(d) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to the Notes;

(e) any tax, fee, duty, assessment or other governmental charge imposed on interest received by anyone who owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company;

(f) any tax, fee, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or interest with respect to this Note, if such payment can be made without such withholding by any other paying agent with respect to this Note;

(g) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of such Owner, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(h) any tax, assessment or other governmental charge imposed as a result of such Owner being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

(i) any tax, assessment or other governmental charge required to be imposed or withheld on a payment to an individual and such deduction or withholding is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);

nor shall Additional Amounts be paid by the Company to the Holder, on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or Owner would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or Owner been the sole Owner of the Note.

The term “United States Alien” means any corporation, individual, partnership, trust or estate that for U.S. federal income tax purposes is a foreign corporation, nonresident alien individual, a foreign estate or trust or foreign partnership, one or more members of which is a foreign corporation, non-resident alien individual or foreign estate or trust.

Whenever there is mentioned herein, in any context, the payment of the principal of, or interest on, or in respect of, a Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the above provisions and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Notwithstanding anything to the contrary herein, the Company may redeem this Note in whole but not in part at any time at its option at a redemption price equal to the principal amount thereof, together with unpaid interest accrued hereon, if any, to, but excluding, the Redemption Date, if the Company determines, based upon a written opinion of independent counsel selected by it, that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States (or of any political subdivision or taxing authority thereof or therein affecting taxation) or the relevant taxing jurisdiction (or any political subdivision or taxing authority thereof or therein affecting taxation) or (ii) any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is announced on or after June 6, 2007, the Company would be required to pay Additional Amounts on the occasion of the next payment date with respect to this Note.  In connection with any such redemption, the Company shall give written notice of its intention to redeem this Note to the Holder hereof, not more than 60 days nor less than 30 days prior to the Redemption Date, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment.

Nothwithstanding anything to the contrary contained in this Note, except as otherwise provided in this Addendum, the Company shall pay the principal amount as set forth in the attached Schedule of Increases and Decreases, together with interest thereon as provided in this Note, in such coin or currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, as at the time of payment shall be legal tender for the payment of public and private debts (the “euro”); provided, however, that, if this Addendum relates to a Note registered in the name of Cede & Co., or any successor in interest (a “DTC Global Note”), any amount payable by the Company under the DTC Global Note will be converted by The Bank of New York, as exchange agent (the “Exchange Agent”), into United States dollars for payment to the Holder of the DTC Global Note (the “DTC Global Note Holder”).

Any United States dollar amount to be received by a Holder of this Note will be based on the highest firm bid quotation, expressed in United States dollars, that the Exchange Agent receives at approximately approximately 11:00 A.M., Brussels time, on the second Business Day preceding the applicable payment date from three (or, if three are not available, then two) recognized foreign exchange dealers in London, England (which may include the underwriters of the offering of this Note, their affiliates or the Exchange Agent) selected by the Exchange Agent for the purchase by the quoting dealer of euro for United States dollars for settlement on such payment date in the aggregate amount of euro payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract.  All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.  If no such bid quotations are available, payments on this Note will be made in euro, subject to the other terms herein.

The DTC Global Note Holder may elect to receive all or a specified portion of any payment of principal and/or interest, if any, in respect of this Note in euro by submitting a written request for such payment to The Bank of New York, as paying agent (the “Paying Agent”), including wire transfer instructions for one or more euro denominated accounts located outside the United States (1) on or prior to 5:00 p.m., New York City time, on the fifth New York Business Day after the Record Date for any payment of interest and (2) on or prior to 5:00 p.m., New York City time,  on the tenth New York Business day prior to the date for any payment of principal. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission.  The DTC Global Note Holder may elect to receive all or a specified portion of all future payments in euros in respect of such principal and/or interest, if any, and need not file a separate election for each payment.  Such election will remain in effect until revoked by written notice delivered to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to 5:00 p.m., New York City time, on the fifth New York Business Day after the applicable Record Date for any payment of interest or on or prior to 5:00 p.m., New York City time, on the tenth New York Business day prior to the date of any payment of principal, as the case may be.  “New York Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

If the euro is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, the Company shall be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars until the euro is again available to the Company or so used.  Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

All determinations referred to above made by the Exchange Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

Nothwithstanding anything to the contrary contained in this Note, interest on this Note will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or the Original Issue Date if no interest has been paid on this Note), to but excluding the next scheduled interest payment date.

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Note is €[Amount] ([Amount in Words]). The following increases or decreases in this Note have been made:

Date of Exchange/Transfer	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian/Common Depositary

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- ________ Custodian ______
TEN ENT	- as tenants by the entireties		(Cust) (Minor)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act ______________________ (State)
Additional abbreviations may also be used though not in the above list.

__________________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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(Please print or typewrite name and address including postal zip code of assignee)

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this Note and all rights thereunder hereby irrevocably constituting and appointing

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Attorney to transfer this Note on the books of the Company, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

[OPTION TO ELECT REPAYMENT]

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at __________________________________________
___________________________________________________________________________________________________________________________________________ .
(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, New York, New York 10286 not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000 unless otherwise specified in the Note) (provided that any remaining principal amount shall be at least U.S. $1,000 unless otherwise specified in the Note) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S. $1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount to be Repaid: $

Notice:  The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

Dated: